EXHIBIT 99.1


               PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 -
                   SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements made by public companies. This safe-harbor protects a company from securities law liability in connection with forward-looking statements if the company complies with the requirements of the safe-harbor. As a public company, we have relied and will continue to rely on the protection of the safe harbor in connection with our written and oral forward-looking statements.

When evaluating our business, you should consider:

     o    all of the information in this quarterly report on Form 10-QSB; and
     o    the risk factors described below.


                                  RISK FACTORS

An investment in the Company's securities is highly speculative and subject to a high degree of risk. Only those persons who can bear the risk of the entire loss of their investment should participate. An investor should carefully consider the risks described below and the other information in this document and any filings the Company may make with the United States Securities and Exchange Commission (the "SEC") in the future before investing in the Company's Common Stock. The risks described below are not the only ones faced. Additional risks that the Company is aware of or that the Company currently believes are immaterial may become important factors that affect the Company's business. If any of the following risks occur, or if others occur, the Company's business, operating results and financial condition could be seriously harmed and the investor may lose all of its investment.

The Company's Short Operating History makes its business difficult to evaluate
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The  Company   acquired   its  current   business  in  February   1999  and  its
"worldbid.com" web site (the "Web Site") only began operations on the Internet in October 1998. Accordingly, the Company has a limited operating history upon which to base an evaluation of our business and prospects. Accordingly, the Company's business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets
such  as  electronic  commerce.   To  address  these  risks,  the  Company  must
successfully implement its business plan and marketing strategies. The Company may not successfully implement all or any of its business strategies or successfully address the risks and uncertainties that it encounters.

The Company has minimal revenues
--------------------------------

The Company's business and marketing strategy contemplates that the Company will earn a substantial portion of its revenues from subscription fees and data sales There is no assurance that the Company will be able to generate revenues from these sources or that the revenues generated will exceed its operating costs. Users may not accept paying subscription fees for Worldbid services. Businesses may not be prepared to pay a fee in order to post requests for tenders or offers for sales on the Web Site or to receive e-mails of requests for tenders.

Operating results are difficult to predict
------------------------------------------

The Company's future financial results are uncertain due to a number of factors, many of which are outside the Company's control. These factors include:

A.   The ability to increase usage of the Web Site;

B.   The ability to generate revenue through the Web Site;

C. The timing, cost and availability of advertising on web sites comparable to the Company's and over other media;

D. The amount and timing of costs relating to expansion of the Company's operations;

E. The announcement or introduction of competing web sites and products of competitors; and

F. The general economic conditions and economic conditions specific to the Internet and electronic commerce.

Additional Financing
--------------------

The Company may require additional financing in order to complete its business plan of operations. The Company has no agreements for additional financing and there can be no assurance that additional funding will be available to the Company on acceptable terms in order to enable the Company to complete its plan of operations. The Company may not be able to continue operations if additional financing is not obtained.

Recognition of the Web Site is essential to growth of the Company's Business
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The Company believes that the successful marketing, development and promotion of the Web Site are critical to its success in attracting businesses and advertisers. Furthermore, the Company believes that the importance of customer awareness will increase as low barriers to entry encourage the proliferation of web sites. If the Company is unsuccessful in continuing to build strong recognition of the Web Site, then the Company may not be able to achieve revenues. The marketing and promotion efforts contemplated by the Company may not be successful in increasing business awareness of the Web Site or in enabling the Company to achieve revenues.

The Company depends on third parties for the operation of its business
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The Company  depends on several  third  parties in  conducting  its  operations, including the following:

A. The Company does not own a gateway onto the Internet, but instead relies on an Internet service provider to connect the Web Site to the Internet; and

B. The Web Site depends on operating system, database, and server software that has been developed, produced by and licensed from third parties.

The Company has limited control over these third parties and has no long-term relationships with any of them. If the Company is unable to develop and maintain satisfactory relationships with such third parties on acceptable commercial terms, or if the quality of such third parties' products and services falls below a satisfactory standard, the Company's business could be harmed. Also, the Company's loss of or inability to maintain or obtain upgrades to certain technology licenses could result in delays in developing its systems until equivalent technology could be identified, licensed or developed, and integrated.

The Company depends on its key employees
----------------------------------------

Competition for qualified personnel in the Company's industry is intense, particularly for software development and other technical staff. The Company believes that its future success will depend in part on its continued ability to attract, hire and retain qualified personnel. None of the Company's employees are represented by a labor union, and the Company considers its employee relations to be good.

Risks of systems failure
------------------------

Substantially all of the Company's communications hardware and computer hardware is located at a leased facility in Victoria, British Columbia, Canada. The Company's systems are vulnerable to damage from earthquake, fire, floods, power loss, telecommunications failures, break-ins and similar events. Despite the Company's implementation of network security measures, its servers are also vulnerable to computer viruses, physical or electronic break-ins, deliberate attempts by third parties to exceed the capacity of the Company's systems and similar disruptive problems. The Company's coverage limits on its property and business interruption insurance may not be adequate to compensate for all losses that may occur.

The Company may be unable to protect its intellectual property
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The Company's  performance and ability to compete are dependent to a significant degree on its ability to protect and enforce its intellectual property rights, which include the following:

A.   Proprietary technology;
B.   Trade names; and
C.   Domain names, each of which relates to the Company's brand.

The Company may not be able to protect its proprietary rights, and its inability or failure to do so could result in loss of competitive and commercial advantages that the Company holds. Additionally, the Company may choose to litigate to protect its intellectual property rights, which could result in a significant cost of resources and money. The Company cannot assure success in any such litigation that it might undertake.

The Company may in the future receive notices from third parties claiming infringement by the Company's software, by the use of the name "Worldbid" or other aspects of the Company's business. The Company is not currently subject to any such claim that would have a material effect on the Company's business or financial condition. However, any future claim, with or without merit, could result in significant litigation costs and diversion of resources, including the attention of management, that could have a material adverse effect on the Company's business, results of operations and financial condition. In the future, the Company may also need to file lawsuits to enforce the Company's intellectual property rights, to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on the Company's business, results of operations and financial condition.

User acceptance of the Worldbid Business format is unknown
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The success of the Worldbid  business  will depend on acceptance of the business format of the Web Site. There is no assurance that businesses will accept the format of the Web Site as an enhancement to completing trade transactions. Businesses have a variety of competing means for which to procure tenders for goods and services, both via the Internet and through traditional commercial means.

Trading of the Company's Common Stock
-------------------------------------

The Company's common shares are traded on the NASD OTC Bulletin Board under the symbol "WBID". Companies traded on the OTC Bulletin Board have traditionally experienced extreme price and volume fluctuations. The Company's stock price may be adversely affected by factors that are unrelated or disproportionate to the operating performance of the Company. Market fluctuations, as well as general economic, political and market conditions such as recessions, interest rates or international currency fluctuations may adversely affect the market price of the Company's common stock.

No Dividends
------------

Payment of dividends on the Common Stock is within the discretion of the Board of Directors and will depend upon the Company's future earnings, its capital requirements, financial condition and other relevant factors. The Company has no plan to declare any dividends in the foreseeable future.